UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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PARADISE, INC.

(Name of Registrant as specified in its Charter)

None.

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PARADISE, INC.

1200 Dr. Martin Luther King, Jr. Boulevard

Plant City, Florida 33563

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2009

TO THE SHAREHOLDERS OF PARADISE, INC.

The Annual Meeting of Shareholders of Paradise, Inc. will be held at the principal office of the Company, 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563, on May 26, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

2.	To ratify the reappointment of Pender, Newkirk and Company LLP as the Company’s independent certified public accountants for the fiscal year 2009.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed Friday, April 24, 2009, at 5:00 p.m. local time, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement, form of Proxy and Annual Report to shareholders for the year ended December 31, 2008 are enclosed.

Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to be present, please date, sign and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the Annual Meeting and desire to vote in person, you may revoke the Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 26, 2009

This Notice, the attached Proxy Statement and our 2008 Annual Report to Shareholders are available on the following website: https://www.sendd.com/EZProxy/?project_id=254.

By order of the Board of Directors,

Tracy W. Schulis
Secretary

April 27, 2009

Plant City, Florida

PARADISE, INC.

1200 Dr. Martin Luther King, Jr. Boulevard

Plant City, Florida 33563

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 26, 2009

This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, (“Common Stock”), of Paradise, Inc., a Florida corporation (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies for use at the 2009 annual meeting of Shareholders to be held on May 26, 2009 at 10:00 a.m. (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Company’s offices located at 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563. All expenses incident to the solicitation of the proxies will be borne by the Company.

At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of five (5) directors, and (ii) the ratification of Pender Newkirk & Company, LLP as the Company’s auditors for the fiscal year ending December 31, 2009. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors’ nominees for directors and FOR the ratification of Pender Newkirk & Company LLP as the Company’s auditors.

The Board of Directors has fixed 5:00 p.m., local time, on April 24, 2009 as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 24, 2009 there were 519,350 issued and outstanding shares of Common Stock of the Company, constituting the only class of stock outstanding and entitled to vote. Shareholders are entitled to one (1) vote for each share of Common Stock held of record on the Record Date. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s principal executive offices, located at the address set forth above.

This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 24, 2009. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROPOSAL I

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors of the Company (“Directors”) to be elected at the Annual Meeting at five (5). The Company currently has five (5) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated five (5) persons (each, a “Nominee”), all of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed, if elected, to hold office until the 2009 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such Nominee.

Nominees for Director

The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one (1) year and until his successor is duly elected and qualified. The Directors of the Company serve in such capacity without compensation.

TABLE OF NOMINEES

Name	Age	Principal Occupation/Positions	Served As Director Since
Melvin S. Gordon (1)(5)	75	Director, Chairman and Chief Executive Officer	1965
Randy S. Gordon (2)(5)	53	Director and President	1989
Eugene L. Weiner (4)	77	Director and Vice President	1967
Tracy W. Schulis (3)(5)	51	Director, Senior Vice President and Secretary	1989
Mark H. Gordon (3)(5)	46	Director and Executive Vice President	1990

(1)     Mr. Melvin S. Gordon has been employed by the Company since 1963. He served as President of the Company from 1968 to 2002 and Chief Executive Officer since 2002.

(2)     Mr. Randy S. Gordon has been employed by the Company since 1978; serving as Vice President from 1989 to 2002 and President since 2002.

(3)     Mr. Tracy W. Schulis has been employed by the Company since 1979 and Mr. Mark H. Gordon has been employed by the Company since 1984, each serving as Vice President since 1989.

(4)     Mr. Eugene L. Weiner has been employed by the Company since November, 1965. Mr. Weiner relinquished his duties as Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company as of June 30, 2002. He remains a Director and Vice President, concentrating on corporate development.

(5)     Mr. Melvin S. Gordon is the father of Randy Gordon and Mark Gordon, and he is the father-in-law of Tracy Schulis. He is also first cousin to Eugene Weiner.

It has always been the Company’s policy that each of our incumbent Directors attends the Annual Meetings of Shareholders. All of the Company’s board members were present at the 2008 Annual Meeting of Shareholders, and we anticipate that all board members will be in attendance at the upcoming 2009 Annual Meeting.

Directors Meetings, Committees, Independence, Audit Committee Financial Expert

During the fiscal year ended December 31, 2008 (“Fiscal 2008”), the Board of Directors held a total of twelve (12) meetings. All Directors attended at least seventy-five percent (75%) of the meetings held.

It must be noted that all of the Directors of the Company are also executive officers of the Company. As a result, none of the Company’s Directors may be deemed “independent” as that term is defined in the listing standards for NASDAQ companies. Under the circumstances, the Board believes it is appropriate not to have a separately designated nominating committee or compensation committee, and the Board has not adopted charters relating to its nominating or compensation functions. Instead, all of the Directors participate in the consideration of director nominees and executive compensation decisions. All of the Directors have dutifully and loyally served the Company for over eighteen (18) years, and it has not been necessary for the Board to seek a new director nominee since 1990. Therefore, the Board has not established a process for identifying or evaluating Nominees, nor set minimum qualifications and specific qualities or skills that it believes are necessary for one or more of the Company’s Directors to possess. For the same reason, the Board does not have, and believes it is appropriate under the circumstances to not have, a policy regarding Board consideration of director candidates nominated by Shareholders.

Similarly, the Company does not have a standing audit committee and has not adopted a written charter relating to the Board’s audit duties. Instead, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, audits of the financial statements of the Company, and the independence of the Company’s auditors. The Securities and Exchange Commission (the “Commission”) recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and the Board concluded that Mr. Eugene Weiner, although not independent, qualifies as a financial expert.

Shareholder Communications with Directors

The Company has in place a policy relating to shareholder communications with the Company’s Directors. It provides that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of directors, and that all such correspondences be sent to the Company’s principal office. It is also anticipated that all Shareholder communications to Directors will be opened by the Office of the Corporate Secretary, at 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida

33563, for the purpose of determining whether the contents represent a message to our Directors before being forwarded to the addressee. In addition, the Corporate Secretary’s office will make, if necessary, sufficient copies of the contents to be forwarded to each Director who is a member of the group or committee to which the communication is addressed. The directors’ communications policy will exclude the forwarding to Directors of certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material.

REMUNERATION OF EXECUTIVE OFFICERS

The aggregate remuneration paid by the Company and its subsidiary for the years set forth to its Chief Executive Officer, Chief Financial Officer and each of the three other highest paid executive officers of the Company whose aggregate cash and cash equivalent form of remuneration exceeded $100,000 are as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total

Melvin S. Gordon Chairman and Chief Executive Officer	2008	$366,457	$61,750	$2,726	$430,933
	2007	372,029	65.000	2,769	439,798
	2006	353,226	65,000		418,226

Randy S. Gordon President	2008	$229,966	$51,494	$15,828	$297,288
	2007	225,270	53,957	15,692	294,919
	2006	213,846	49,257	0	263,103

Tracy W. Schulis Senior Vice President and Secretary	2008	$229,665	$52,948	$19,840	$302,453
	2007	225,270	55,357	19,627	300,254
	2006	212,420	49,257	0	261,677

Mark H. Gordon Executive Vice President	2008	$230,166	$49,400	$12,256	$291,822
	2007	225,270	51,857	10,575	287,702
	2006	212,964	49,257	0	262,221

Jack M. Laskowitz Chief Financial Officer and Treasurer	2008	$120,867	$17,617	$11,396	$149,880
	2007	118,564	18,335	11,289	148,188
	2006	111,804	13,800	0	125,604

(1)	All Other Compensation includes life insurance premiums paid on behalf of the officers in accordance with the Company’s Section 162 bonus plan along with matching contributions provided for by the Company’s 401(k) retirement savings plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 24, 2009 by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock, (ii) each Director and executive officer of the Company, and (iii) all Directors and executive officers as a group. As of April 24, 2009, there were 519,350 shares of Common Stock issued and outstanding.

Beneficial Ownership Table

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)(3)	Percentage of Class
Melvin S. Gordon (4)	192,742	37.1%

Michael J. Seaman (5) 7861 Coco Bay Dr., Naples, FL 34108	33,000	6.4%

Eugene L. Weiner	307	—

Randy S. Gordon	7,400	1.4%

Tracy W. Schulis	8,648	1.7%

Mark H. Gordon	8,600	1.7%

Jack M. Laskowitz	-0-	-0-

All officers and directors as a group (6 persons)	217,697	41.9%

(1)       Unless otherwise indicated, the address of the persons named in the table is 1200 Dr. Martin Luther King, Jr. Boulevard, Plant City, Florida 33563.

(2)       As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3)       Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

(4)       Includes 141,760 owned by the Helen A. Weaner Family Partnership, Ltd., control of which Mr. Gordon shares with his wife as Trustees.

(5)       Based on information furnished on Schedule 13G.

PROPOSAL II

RATIFICATION OF APPOINTMENT

OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Pender Newkirk & Company, LLP (“Pender Newkirk”), independent public accountants, to be the Company’s auditors for the year ending December 31, 2009, and recommends that Shareholders vote to ratify that appointment. Pender Newkirk was the Company’s auditors for the year ended December 31, 2008. Although neither the law nor the governing documents of the Company requires the submission of this matter to a Shareholder vote, in the event of a negative vote, the Board of Directors will reconsider its selection of auditors. Ratification of the appointment of the auditors will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Pender Newkirk is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders.

Fees Billed for Audit and Non-Audit Services

The following table represents the aggregate fees billed for professional audit services rendered to the Company by Pender Newkirk for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB for the years ended December 31, 2008 and 2007, and all fees billed for other services rendered by Pender Newkirk and Bella, Hermida, Gillman, Hancock & Mueller (“Bella Hermida”) during those periods.

	2008	2007
Audit Fees (1)	$150,057	$142,470

Audit-Related Fees (2)	7,200	30,000

Tax Fees (3)	17,800	36,000

All Other Fees (4)	-0-	-0-

Total Accounting Fees and Services	$175,057	$208,470

(1)     Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)     Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of the Company’s financial statements.

(3)     Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)     All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

Pre-Approval Policy for Audit and Non-Audit Services

The Company’s Board has responsibility for the approval of all audit and non-audit services before the Company engages an accountant. All of the services rendered to the Company by Pender Newkirk and Bella Hermida for the fiscal years ended December 31, 2008 and 2007 were pre-approved by the Board before the engagement of the auditors for such services.

The Company does not have a written pre-approval policies and procedures for all future engagements of the Company’s accountants. However, in accordance with the rules and regulations of the Commission relating to the independence of auditors, the Board approves each service to be rendered by the auditors and prohibits the delegation of any pre-approval responsibilities to the Company’s management.

The Company’s pre-approval policy provides for the annual pre-approval by the Board of all audit, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter. All additional engagements of the auditor that were not approved in the annual pre-approval process, and all engagements that are anticipated to exceed previously approved thresholds, are presented by the President or Chief Financial Officer of the Company to the Board for pre-approval, on a case-by-case basis, before management engages the auditors for any such purposes.

All pre-approvals are contingent on a finding, by the Board, or delegates thereof, as the case may be, that the provision of the proposed services by the Company’s auditor is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event is any non-audit related service approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

The management has no information that any other matters will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In order to be included in the proxy materials for the 2010 Annual Meeting of Shareholders of the Company, Shareholder proposals must be received by the Company not later than January 4, 2010.

PARADISE, INC.

Tracy W. Schulis
Secretary

April 27, 2009

PARADISE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Paradise, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Melvin S. Gordon and Tracy W. Schulis, and each of them, as due and lawful attorneys in-fact (each of whom shall have full power of substitution), to represent and vote, as designated below, all the shares of Common Stock of Paradise, Inc. held of record by the undersigned Shareholder as of the close of business on April 24, 2009 at the Annual Meeting of Shareholders of Paradise, Inc., to be held on May 26, 2009 at 10:00 a.m. local time, or any adjournment thereof on the following matters:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Shareholders.

[ ] FOR all Nominees listed below	[ ] WITHHOLD AUTHORITY to vote for all the Nominees (except as marked to the contrary below)

Nominees:

Mark H. Gordon	Tracy W. Schulis

Melvin S. Gordon	Eugene L. Weiner

Randy S. Gordon

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

2.	Ratification of Pender Newkirk & Company, LLP as the Company’s independent accountants for 2009.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is given by the undersigned Shareholder, this Proxy will be voted “FOR” the election of all Director Nominees listed above, and “FOR” the ratification of the auditors.

(Please Sign and Date on Reverse Side)

(Continue from Other Side)

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 26, 2009

This Notice of Meeting, the Proxy Statement and our 2008 Annual Report to Shareholders are available on the following website: https://www.sendd.com/EZProxy/?project_id=254.

PLEASE SIGN AND RETURN PROMPTLY

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or other similar capacity so indicate. If the owner is a corporation, or other business entity, an authorized officer or person in similar capacity, should sign for the corporation or other business entity, and state his or her title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.

Date:	, 2009

Signature(s):

Title or Authority (if applicable)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.